                                   EXHIBIT 11
                              ROSLYN BANCORP, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                THREE MONTHS              NINE MONTHS
                                                                                    ENDED                     ENDED
                                                                              SEPTEMBER 30, 1997       SEPTEMBER 30, 1997
                                                                            --------------------       -------------------
Net income..................................................................    $         11,034          $         23,965
                                                                                ----------------          ----------------

Weighted average common shares outstanding..................................          39,832,697                40,241,086

Common stock equivalents due to dilutive effect of stock options............                   -                         -
                                                                                ----------------          ----------------

Total weighted average common shares and equivalents outstanding............          39,832,697                40,241,086
                                                                                ================          ================

Primary earnings per common and common share equivalents....................    $           0.28          $           0.60
                                                                                ================          ================

Total weighted average common shares and equivalents outstanding............          39,832,697                40,241,086

Additional dilutive shares using ending period market value versus average market value for the period when utilizing the treasury
  stock method regarding stock options......................................                   -                         -
                                                                                ----------------          ----------------

Total shares for fully diluted earnings per share..........................          39,832,697                40,241,086
                                                                                ================          ================

Fully diluted earnings per common and common share equivalents..............    $           0.28          $           0.60
                                                                                ================          ================
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